UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 5, 2022
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Endo International plc
(Exact name of registrant as specified in its charter)
_______________________________

Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road
Ballsbridge, Dublin 4,	Ireland	Not Applicable
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code 011-353-1-268-2000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	ENDP	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
On May 5, 2022, Endo International plc (the “Company,” “Endo,” or “we”) issued an earnings release announcing its financial results for the three months ended March 31, 2022 (the “Earnings Release”). A copy of the Earnings Release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The Company utilizes these financial measures, commonly referred to as “non-GAAP,” as supplements to financial measures determined in accordance with GAAP when evaluating the Company’s operating performance and the Company believes that they will be used by certain investors to measure the Company’s operating results. The Company believes that presenting these non-GAAP financial measures provides useful information about the Company’s performance across reporting periods on a consistent basis by excluding certain items, which may be favorable or unfavorable, pursuant to the procedure described in the succeeding paragraph.
The initial identification and review of the adjustments necessary to arrive at these non-GAAP financial measures are performed by a team of finance professionals that include the Chief Accounting Officer and segment finance leaders in accordance with the Company’s Adjusted Income Statement Policy, which is reviewed and approved annually by the Audit & Finance Committee of the Company’s Board of Directors. Company tax professionals review and determine the tax effect of adjusted pre-tax income at applicable tax rates and other tax adjustments as described below. Proposed adjustments, along with any items considered but excluded, are presented to the Chief Accounting Officer, Chief Executive Officer and/or the Chief Financial Officer for their consideration. In turn, the non-GAAP adjustments are presented to the Audit & Finance Committee on a quarterly basis as part of the Company’s standard procedures for preparation and review of the earnings release and other quarterly materials.
These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of these non-GAAP financial measures may differ from similarly titled measures used by others.
As previously disclosed, beginning with the Company’s first-quarter 2022 financial reporting, the Company no longer excludes Acquired in-process research and development charges from its non-GAAP measures. As a result, certain of the Company’s non-GAAP measures, including without limitation Adjusted income from continuing operations, Adjusted operating expenses and Adjusted EBITDA, were each negatively impacted by approximately $3 million during the three months ended March 31, 2022. The impact to Adjusted diluted net income per share from continuing operations for the period was approximately $0.01. Following this change, the definitions of the most commonly used non-GAAP financial measures are presented below.
Adjusted income from continuing operations
Adjusted income from continuing operations represents (Loss) income from continuing operations prepared in accordance with GAAP and adjusted for certain items. Adjustments to GAAP amounts may include, but are not limited to, acquisition-related and integration items, including transaction costs and changes in the fair value of contingent consideration; cost reduction and integration-related initiatives such as separation benefits, continuity payments, other exit costs and certain costs associated with integrating an acquired company’s operations; certain amounts related to strategic review initiatives; asset impairment charges; amortization of intangible assets; inventory step-up recorded as part of our acquisitions; litigation-related and other contingent matters; certain legal costs; gains or losses from early termination of debt; debt modification costs; gains or losses from the sales of businesses and other assets; foreign currency gains or losses on intercompany financing arrangements; the tax effect of adjusted pre-tax income at applicable tax rates and other tax adjustments; and certain other items.
Adjusted diluted net income per share from continuing operations and Adjusted diluted weighted average shares
Adjusted diluted net income per share from continuing operations represents Adjusted income from continuing operations divided by the number of Adjusted diluted weighted average shares.
Both GAAP and non-GAAP diluted Net income (loss) per share data is computed based on weighted average shares outstanding and, if there is net income from continuing operations (rather than net loss) during the period, the dilutive impact of share equivalents outstanding during the period. Diluted weighted average shares outstanding and Adjusted diluted weighted average shares outstanding are calculated on the same basis except for the net income or loss figure used in determining whether to include such dilutive impact.

Adjusted gross margin
Adjusted gross margin represents total revenues less cost of revenues prepared in accordance with GAAP and adjusted for the items enumerated above under the heading “Adjusted income from continuing operations,” to the extent such items relate to cost of revenues. Such items may include, but are not limited to, cost reduction and integration-related initiatives such as separation benefits, continuity payments, other exit costs and certain costs associated with integrating an acquired company’s operations; certain amounts related to strategic review initiatives; amortization of intangible assets; inventory step-up recorded as part of our acquisitions; and certain other items.
Adjusted operating expenses
Adjusted operating expenses represent operating expenses prepared in accordance with GAAP and adjusted for the items enumerated above under the heading “Adjusted income from continuing operations,” to the extent such items relate to operating expenses. Such items may include, but are not limited to, acquisition-related and integration items, including transaction costs and changes in the fair value of contingent consideration; cost reduction and integration-related initiatives such as separation benefits, continuity payments, other exit costs and certain costs associated with integrating an acquired company’s operations; certain amounts related to strategic review initiatives; asset impairment charges; amortization of intangible assets; inventory step-up recorded as part of our acquisitions; litigation-related and other contingent matters; certain legal costs; debt modification costs; and certain other items.
Adjusted interest expense
Adjusted interest expense represents interest expense, net, prepared in accordance with GAAP, adjusted for certain non-cash interest expense.
Adjusted income taxes and Adjusted effective tax rate
Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability. Adjustments are then made for certain items relating to prior years and for tax planning actions that are expected to be distortive to the underlying effective tax rate and trend in the effective tax rate. The most directly comparable GAAP financial measure for Adjusted income taxes is Income tax (benefit) expense, prepared in accordance with GAAP. The Adjusted effective tax rate represents the rate generated when dividing Adjusted income taxes by the amount of adjusted pre-tax income.
EBITDA and Adjusted EBITDA
EBITDA represents Net income (loss) before Interest expense, net; Income tax (benefit) expense; Depreciation; and Amortization, each prepared in accordance with GAAP. Adjusted EBITDA further adjusts EBITDA by excluding other (income) expense, net; share-based compensation; acquisition-related and integration items, including transaction costs and changes in the fair value of contingent consideration; cost reduction and integration-related initiatives such as separation benefits, continuity payments, other exit costs and certain costs associated with integrating an acquired company’s operations; certain amounts related to strategic review initiatives; asset impairment charges; inventory step-up recorded as part of our acquisitions; litigation-related and other contingent matters; certain legal costs; debt modification costs; discontinued operations, net of tax; and certain other items.
Net Debt and Net Debt Leverage Ratio
Net debt is calculated as the aggregate carrying amount of debt outstanding less unrestricted cash and cash equivalents.
The net debt leverage ratio is calculated as net debt divided by Adjusted EBITDA for the trailing twelve-month period.
The Company’s Adjusted income from continuing operations, Adjusted diluted net income per share from continuing operations, Adjusted operating expenses and Adjusted EBITDA exclude opioid-related legal expenses. The Company believes that such costs are not indicative of business performance and that excluding them more accurately reflects the Company’s results and better enables management to compare financial results between periods.

Because adjusted financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, the Company strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Investors are also encouraged to review the reconciliation of the non-GAAP financial measures used in the Earnings Release to their most directly comparable GAAP financial measures as included in the Earnings Release. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, gains or losses on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amount of which could be significant.
The information in this Item 2.02 and in Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 2.02 and in Exhibit 99.1 attached hereto shall not be incorporated into any registration statement or other document filed by the Registrant with the U.S. Securities and Exchange Commission under the Securities Act of 1933, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Number	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer and Company Secretary
Dated: May 5, 2022